                                  CONTRACT DATA


Contract Number:            [9920-SAMPLE]
Initial Purchase Payment:   [$25,000]
Annuitant:                  [John Doe]
Contract Owner:             [John Doe]
Contract Date:              [November 1, 2007]
Retirement Date:            [November 1, 2047]
Contract Type:              [Non-Qualified]

Upon issuance of this contract your initial purchase payment has been as shown below. You may make additional payments and change the purchase payment allocation as provided in this contract. Refer to the Purchase Payments Provision.

                                                                                Payment
                                                                              Allocation
Allocation                                                                    Percentage
----------                                                                    ----------
RVSL-NY One-Year Fixed Account                                                  [___%
[6-month DCA Fixed Account]                                                      ___%
[12-month DCA Fixed Account]                                                     ___%
[AIM V.I. Capital Appreciation Fund, Series II Shares                            ___%
AIM V.I. Capital Development Fund, Series II Shares                              ___%
AIM V.I. Global Health Care Fund, Series II Shares                               ___%
AIM V.I. International Growth Fund, Series II Shares                             ___%
AllianceBernstein VPS Global Technology Portfolio (Class B)                      ___%
AllianceBernstein VPS Growth and Income Portfolio (Class B)                      ___%
AllianceBernstein VPS International Value Portfolio (Class B)                    ___%
American Century(R) VP Mid Cap Value, Class II                                   ___%
American Century(R) VP Ultra, Class II                                           ___%
American Century(R) VP Value, Class II                                           ___%
Columbia High Yield Fund, Variable Series, Class B                               ___%
Columbia Marisco Growth Fund, Variable Series, Class A                           ___%
Columbia Marisco International Opportunities Fund, Variable Series, Class B      ___%
Columbia Small Cap Value Fund, Variable Series, Class B                          ___%
Credit Suisse Trust - Commodity Return Strategy Portfolio                        ___%
Dreyfus VIF International Equity Portfolio, Service Share Class                  ___%
Dreyfus VIF International Value Portfolio, Service Share Class                   ___%
Eaton Vance VT Floating-Rate Income Fund                                         ___%
Fidelity VIP Contrafund(R) Portfolio Service Class 2                             ___%
Fidelity VIP Investment Grade Bond Portfolio Service Class 2                     ___%
Fidelity VIP Mid Cap Portfolio Service Class 2                                   ___%
Fidelity VIP Overseas Portfolio Service Class 2                                  ___%
FTVIPT Franklin Income Securities Fund - Class 2                                 ___%
FTVIPT Templeton Global Income Securities Fund - Class 2                         ___%
FTVIPT Templeton Growth Securities Fund - Class 2                                ___%
Goldman Sachs VIT Mid Cap Value Fund - Institutional Shares                      ___%
Goldman Sachs VIT Structured U.S. Equity Fund - Institutional Shares             ___%
Janus Aspen Series Large Cap Growth Portfolio: Service Shares                    ___%
Legg Mason Partners Variable Small Cap Growth Portfolio, Class I                 ___%
MFS(R) Total Return Series - Service Class                                       ___%
MFS(R) Utilities Series - Service Class                                          ___%
Oppenheimer Capital Appreciation Fund/VA, Service Shares                         ___%
Oppenheimer Global Securities Fund/VA, Service Shares                            ___%
Oppenheimer Main Street Small Cap Fund/VA, Service Shares                        ___%
Oppenheimer Strategic Bond Fund/VA, Service Shares]                              ___%
                                                                                 ___%]


                                                                      Page 2[.0]

Contract Number:   [9920-SAMPLE]
Contract Date:     [November 1, 2007]

[PIMCO VIT All Asset Portfolio, Advisor Share Class               [___%
RiverSource(SM) VP - Cash Management Fund                          ___%
RiverSource(SM) VP - Diversified Bond Fund                         ___%
RiverSource(SM) VP - Diversified Equity Income Fund                ___%
RiverSource(SM) VP - Emerging Markets Fund                         ___%
RiverSource(SM) VP - Fundamental Value Fund                        ___%
RiverSource(SM) VP - Global Inflation Protected Securities Fund    ___%
RiverSource(SM) VP - Growth Fund                                   ___%
RiverSource(SM) VP - High Yield Bond Fund                          ___%
RiverSource(SM) VP - Income Opportunities Fund                     ___%
RiverSource(SM) VP - International Opportunity Fund                ___%
RiverSource(SM) VP - Large Cap Equity Fund                         ___%
RiverSource(SM) VP - Mid Cap Value Fund                            ___%
RiverSource(SM) VP - S&P 500 Index Fund                            ___%
RiverSource(SM) VP - Select Value Fund                             ___%
RiverSource(SM) VP - Short Duration US Government Fund             ___%
RiverSource(SM) VP -Small Cap Value Fund                           ___%
Van Kampen LIT Comstock Portfolio, Class II Shares                 ___%
Van Kampen UIF Global Real Estate Portfolio, Class II Shares       ___%
Van Kampen UIF Mid Cap Growth Portfolio, Class II Shares           ___%
Wanger International Small Cap                                     ___%
Wanger U.S. Smaller Companies]                                     ___%]

[PORTFOLIO NAVIGATOR ASSET ALLOCATION MODEL PORTFOLIO   [CONSERVATIVE MODEL           ]
                                                        [MODERATELY CONSERVATIVE MODEL]
                                                        [MODERATE MODEL               ]
                                                        [MODERATELY AGGRESSIVE MODEL  ]
                                                        [AGGRESSIVE MODEL             ]

- You have elected to participate in the Portfolio Navigator asset allocation program.

-    You may not use more than one model portfolio at a time.

- You are allowed to request a change to another model portfolio twice per contract year.

- You may discontinue participation in the program at any time by written notice. However, if you've elected the Accumulation Protector Benefit(SM), the SecureSource(SM) rider or one of the Income Assurer Benefit(SM) riders, you may not discontinue participation as long as the rider is in effect.

- If the model portfolio you selected is updated, you will be notified of the update in a reassessment letter and given the opportunity to instruct RiverSource Life Insurance Co. of New York (we, us) that you do not want your contract value to be reallocated to the revised model portfolio. If you do not notify us of your decision by the deadline given in the reassessment letter, your model portfolio will be reallocated to the revised model portfolio.

- We may change the terms and conditions of the Portfolio Navigator asset allocation program upon written notice to you. This includes offering more or fewer model portfolios and varying the allocation options and/or the allocation percentages within the model portfolios. We also may add, combine or remove investment options available under your annuity contract at any time. If permitted under applicable securities law, we may substitute a fund or funds for your current model portfolio. We may discontinue the Portfolio Navigator asset allocation program. We will give you 30 days' written notice of any such change.]

[Death Benefit: Return of Purchase Payment]
[Death Benefit: Maximum Anniversary Value]


                                                                      Page 2[.1]

Contract Number:   [9920-SAMPLE]
Contract Date:     [November 1, 2007]

[Guaranteed Minimum Accumulation Benefit Rider

Initial Annual Rider Charge of   [0.55%].
Duration of Waiting Period:      [10] Years.
Maximum Annual Charge of         1.75%.
Automatic Step-up Percentage:    [80%].

- This Accumulation Protector Benefit (SM) rider requires participation in the Portfolio Navigator asset allocation program. There is no additional charge for such participation.

- You may not discontinue participation in the program as long as the rider is in effect, however you have the right at all times to make a full withdrawal of your contract value and thus, terminate your contract.

- You may not terminate the rider, but it will automatically terminate at the end of the waiting period.

- Because the rider requires that your contract value be invested in one of the model portfolios as long as the rider is in effect, and you cannot terminate the rider, you must terminate your contract by requesting a full withdrawal if you do not want to continue participating in any of the model portfolios while the rider is in effect. Withdrawal charges and tax penalties may apply. Therefore, you should not select the rider if you do not intend to continue participating in one of the model portfolios during the period of time the rider is in effect.

- Rider charges may vary by model selection and will change if you change your model portfolio to one for which the price is higher or if you elect to Step-up the Minimum Contract Accumulation Value and the charge for new riders is higher. Rider charges will never exceed the Maximum Annual Charge shown above. Your waiting period will restart if you elect to change your model to one that causes the rider charge to increase more than 0.20% whenever the remaining waiting period just prior to the change is less than three years.]

[For tax-qualified contracts: The benefit provided by the Accumulation Protector Benefit (SM) rider may have limited usefulness in contracts funding tax-qualified programs because partial withdrawals made to satisfy minimum distribution rules will reduce any potential benefit that the rider provides. If the initial Waiting Period includes time in which you must begin taking required minimum distributions, you should consult your tax advisor to consider whether the benefit is appropriate for your circumstances.]

Withdrawal Charge: There are no withdrawal charges for this contract.

Annual Mortality and Expense Risk Charge: [1.55%] [1.75%] of the daily net asset value

Annual Variable Account Administrative Charge: 0.15% of the daily net asset value

With the combined subaccount charges of [1.70%] [1.90%], the smallest rate of investment return required to ensure that the dollar amount of variable annuity payments does not decrease is [5.20%] [5.40%] for the subaccounts of the separate account based on an assumed interest rate of 3.5%.

Contract Administrative Charge: $40, waived at contract values of $50,000 or more

The Maximum Total RiverSource Life of NY Variable Annuity Purchase Payment Per Annuitant Life: $1,000,000

The Minimum Additional Purchase Payment: $100


                                                                      Page 2[.2]

Contract Number:   [9920-SAMPLE]
Contract Date:     [November 1, 2007]

The Guaranteed Minimum Effective Interest Rate to be credited to the fixed account is [X]%.

     As of the date this contract was issued, any purchase payments and purchase payment credits allocated to the One-Year Fixed Account will earn interest, for the first year, at the annual effective rate of [xx]%. New rates will be declared from time to time.

One-Year Fixed Account Purchase Payment and Transfer Limits:

     1.   Payments to the One-Year Fixed Account:

               Limited to [0%] of each payment.

     2.   Transfers to the One-Year Fixed Account:

               Limited to transfer amounts which result in the One-Year Fixed Account Contract Value (after the transfer) being no more than [0%] of the total Contract Value.

     3. Transfers (including automated transfers under a dollar cost averaging arrangement) from the One-Year Fixed Account:

               Limited to the greater of:

                    a.   [$0]; or

                    b. [0%] of the One-Year Fixed Account Contract Value at the beginning of the contract year.

We may decrease the above percentage limits. We will provide 30 days advance written notification if we do so, and will notify you in writing when the restrictions are lifted.


                                                                      Page 2[.3]